                                                                     EXHIBIT 5.1



                       Kramer, Levin, Naftalis & Frankel
                                 919 Third Ave.
                               New York, NY 10022



                               September 11, 1997

Autotote Corporation
750 Lexington Avenue
25th Floor
New York, NY  10022


              Re:      Autotote Corporation
                       Registration Statement on Form S-4
                       (Registration No. 333-34465)

Ladies and Gentlemen:


                  We have acted as counsel to Autotote Corporation, a Delaware corporation (the "Company"), Autotote Lottery Corporation, Autotote Enterprises, Inc., Autotote Communication Services, Inc., Marvin H. Sugarman Productions, Inc., Racing Technology, Inc., Autotote Keno Corporation, Autotote Systems, Inc., Autotote International, Inc., Autotote Management Corporation, Autotote Mexico, Ltd. and Newark Holdings, Inc. (collectively, the "Guarantors"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer by the Company (the "Exchange Offer") to exchange $110,000,000 aggregate principal amount of 10-7/8% Series B Senior Notes due 2004 ("New Notes") for a like amount of its outstanding 10-7/8% Series A Senior Notes due 2004 ("Old Notes"). The New Notes will be guaranteed (the "Guarantees") on a full and unconditional senior unsecured basis by the Guarantors and certain other future subsidiaries of the Company. The New Notes will be issued pursuant to an Indenture, dated July 28, 1997, among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as Trustee (the "Indenture").


                  As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

Autotote Corporation
September 11, 1997
Page 2


                  We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

                  Based upon the foregoing, we are of the opinion that:

         1. The New Notes have been duly authorized by the Company and, when issued and delivered in exchange for the Old Notes in the manner set forth in the Registration Statement and executed and authenticated in accordance with the provisions of the Indenture (and assuming the due authorization, execution and delivery of the Indenture by each of the parties thereto other than the Company), will constitute legal, valid and binding obligations of the Company.

         2. The Guarantees have been duly authorized by the Guarantors and, when issued and delivered in connection with the exchange of the New Notes for the Old Notes in the manner set forth in the Registration Statement and when the New Notes are executed by the Company and authenticated in accordance with the provisions of the Indenture (and assuming the due authorization, execution and delivery of the Indenture by each of the parties thereto other than the Company), the Guarantees will constitute legal, valid and binding obligations of the respective Guarantors.

                  The above opinion is subject to and limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ Kramer, Levin, Naftalis & Frankel
                                          -------------------------------------
                                          Kramer, Levin, Naftalis & Frankel